UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported) July 5, 2013

UCP HOLDINGS, INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-52239	98-0449083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wall Street, 20th Floor

New York, NY 10005

(Address of principal executive offices)

(212) 618-1312

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

 Copies to:

Andrea Cataneo, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, NY 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 5, 2013, UCP Holdings, Inc. (the “Company”) dismissed MartinelliMick PLLC (“MartinelliMick”) as the Company’s independent registered public accounting firm and engaged Rothstein Cass & Company, P.C. (“Rothstein Cass”) to serve as the Company’s independent registered public accounting firm. MartinelliMick’s audit report on the Company’s financial statements for the fiscal year ended May 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit report included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the years ended May 31, 2013 and 2012 and during the subsequent interim period preceding the date of MartinelliMick’s dismissal, there were (i) no disagreements with MartinelliMick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). The Company has provided MartinelliMick with a copy of this disclosure and has requested that MartinelliMick furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not MartinelliMick agrees with the above statements. MartinelliMick has furnished the requested letter and it is attached as exhibit 16.1.

During the years ended May 31, 2013 and 2012 and during the subsequent interim period preceding the date of Rothstein Cass’s engagement, the Company did not consult with Rothstein Cass regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. The decision to dismiss MartinelliMick and engage Rothstein Cass has been approved by the Company’s board of directors.

Item 9.  Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Letter from MartinelliMick PLLC to Securities and Exchange Commission

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2013	UCP Holdings, Inc.

/s/ Russell Covarrubia
Russell Covarrubia
Chief Executive Officer

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